SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
February 12, 2020
(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
(Address of Principal Executive Offices)
(801) 365-4600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934

Title of each class	Trading symbol	Name of each exchange on which registered

Common Stock, $0.01 par value	EXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2020, the board of directors of Extra Space Storage Inc. (the “Company”) increased the size of the board to nine directors and appointed Gary Crittenden to the board, effective immediately. Mr. Crittenden has served as an Executive Director at HGGC, LLC, a private equity firm, since 2017. Mr. Crittenden currently serves on the boards of directors of Pluralsight, Inc., an online education company, Primerica, Inc., a distributor of financial products, and Zions Bancorporation, a financial holding company. Mr. Crittenden previously served as the Chairman and Managing Partner of HGGC, LLC from December 2013 to December 2016, as its Chief Executive Officer from April 2012 to December 2013, and as its Managing Partner from 2009 to April 2012. Mr. Crittenden also previously served as Chairman of Citi Holdings, and as Chief Financial Officer at Citigroup, American Express Company, Monsanto, Sears Roebuck, Melville Corporation, and Filene’s Basement. Mr. Crittenden holds a B.S. in Management from Brigham Young University, an M.B.A. from Harvard Business School, and an Honorary Doctorate from Weber State University.

Mr. Crittenden will receive the standard compensation for the Company’s non-employee directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date:	February 18, 2020	By	/s/ Gwyn McNeal
			Name:	Gwyn McNeal
			Title:	Executive Vice President and Chief Legal Officer